UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. 1)
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AURASOUND, INC.
(Name of Registrant As Specified In Charter)

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AURASOUND, INC.
11839 East Smith Avenue
Santa Fe Springs, California 90670

January ___, 2011

To our stockholders:

On November 11, 2010, our board of directors and a stockholder holding a majority of the voting power of AuraSound, Inc. approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized common stock, $0.01 par value per share, from 16,666,667 to 100,000,000.  Enclosed you will find an information statement providing information to you regarding this corporate action.

The written consent of  the majority stockholder assures that the action will occur without your vote.  Your vote is not required to approve the action, and the enclosed information statement is not a request for your vote or a proxy statement.  This information statement is being provided only to inform you of the action that has been taken.

Very truly yours,

AuraSound, Inc.

By:	/s/ Harald Weisshaupt
Harald Weisshaupt, Chief Executive Officer

INFORMATION STATEMENT
OF
AURASOUND, INC.
11839 East Smith Avenue
Santa Fe Springs, California 90670

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being furnished on or about January ___, 2011 to the holders of record as of the close of business on November 29, 2010 (the “Record Date”) of the common stock, par value $0.01 per share (“Common Stock”) of AuraSound, Inc. (referred to in this information statement as “we”, “us”, “our” or “AuraSound”).

On November 11, 2010 our board of directors and a single stockholder holding a majority of the voting power of AuraSound (the “Majority Stockholder”), approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized Common Stock, from 16,666,667 to 100,000,000.  The Majority Stockholder’s approval and consent constitutes the approval and consent required to approve the action by Nevada law.  Accordingly, this action will not be submitted to our remaining stockholders for a vote.  This information statement is being furnished to our stockholders to provide you with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of this information statement is January ___, 2011.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.

We will only deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

AuraSound, Inc.
Attn: Corporate Secretary
11839 East Smith Avenue
Santa Fe Springs, California 90670
Telephone No.:  (562) 821-0275

SUMMARY TERM SHEET

Information about the Transaction Discussed in this Information Statement

As discussed in the section below, titled “Change of Control”, which appears on page 3 of this information statement, on July 10, 2010 we entered into a transaction in which we issued to GGEC America, Inc. 6,000,000 shares of unregistered Common Stock, (ii) a 3 year warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $1.00 per share, and (iii) a 3 year warrant to purchase 2,317,265 shares of Common Stock at an exercise price of $0.75 per share for an aggregate purchase price of US $3,000,000.  We refer to this transaction throughout this information statement as the “GGEC Transaction”.  On July 10, 2010 we executed an Asset Purchase Agreement (which was subsequently amended on July 31, 2010) with ASI Holdings Limited and its wholly-owned subsidiary, ASI Audio Technologies, LLC, pursuant to which we agreed to acquire substantially all the business assets and certain liabilities of ASI Holdings Limited and ASI Audio Technologies, LLC in consideration of the issuance to the 2 stockholders of ASI Holdings Limited an aggregate of 5,988,005 shares of Common Stock and a 5 year warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $1.00 per share.  We refer to this transaction throughout this information statement as the “ASI Transaction”.

In order for us to issue all of the Common Stock required to be issued in the ASI Transaction and to have enough shares of Common Stock to issue in the event that all of our outstanding warrants, including those issued in the GGEC Transaction and the ASI Transaction, are exercised, we must increase the number of shares of Common Stock authorized by our Articles of Incorporation.

Names and Addresses of the Parties

AuraSound, Inc., located at 11839 East Smith Avenue, Santa Fe Springs, California 90670, was a party to both the GGEC Transaction and the ASI Transaction.  Our telephone number is (562) 821-0275.  The parties to the GGEC Transaction were:

Guoguang Electric Company Limited
 No. 8 Jinhu Road
Xinjua Street, Huadu Reg
Guangzhou 510800 China
Telephone: (020) 2860 9988

and

GGEC America, Inc.
1801 East Edinger Avenue, Suite 255
Santa Ana, California 92705
Telephone: (714) 750 2280

The parties to the ASI Transaction were:

ASI Holdings Limited
Room E-F, 10/F., Neich Tower,
128 Gloucester Road,
Wanchai, Hong Kong
Telephone: (852) 3743-0924

and

ASI Audio Technologies, LLC
6125 E. Indian School Road, Suite 2001
Scottsdale, Arizona, 85251

BUSINESS OF AURASOUND, INC.

We are a southern California based developer, manufacturer and marketer of premium audio products, with a worldwide end user customer base. We are focused on the development of innovative and revolutionary audio solutions and speaker designs to deliver high-end audio products to the OEM, home and professional audio markets. We have developed a proprietary portfolio of unique audio speaker technologies as a result of this emphasis on research and development, which we believe has led to strong brand recognition among audiophiles, sound engineers, OEM and ODM electronics manufacturers and premium audio manufacturers.

BUSINESS OF GGEC AMERICA, INC.

GGEC America, Inc., through Guoguang Electric Company Limited (“GGEC”), located in the People’s Republic of China, provides manufacturing services to developers of audio products.

BUSINESS OF ASI HOLDINGS LIMITED

ASI Holdings Limited, located in Hong Kong, through its subsidiary, ASI Audio Technologies, LLC, located in Phoenix, Arizona, is a global provider of audio products and, in particular, sound bars for applications in home entertainment.

REASONS FOR ENGAGING IN THE TRANSACTIONS

We engaged in the GGEC Transaction so that we could continue to receive high quality manufacturing services from GGEC and so that GGEC America, Inc. would continue providing us with the funds necessary to operate our business.

We engaged in the ASI Transaction because our business and that of ASI Holdings Limited had a number of synergies, including a common manufacturing partner, GGEC, a strong and growing revenue base and a strong product development cycle.

REGULATORY APPROVALS

We were not required to obtain regulatory approvals before entering into either the GGEC Transaction or the ASI Transaction.

REPORTS, OPINIONS AND APPRAISALS

We did not receive any reports, opinions or appraisals from any outside party before entering into the GGEC Transaction or the ASI Transaction.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

ASI Holdings Limited was approached by GGEC as to a possible acquisition of ASI Holdings Limited and its subsidiaries by AuraSound during the late fall in 2009.  AuraSound delivered a memorandum of understanding to ASI in December of 2009.  Negotiations were conducted by Mr. Arthur Liu, AuraSound’s former Chief Executive Officer and Mr. Harald Weisshaupt, the Chief Executive Officer of ASI.  After the negotiations were completed, ASI and AuraSound executed the memorandum of understanding on January 6, 2010.    During early May 2010, AuraSound delivered the first draft of the purchase agreement to ASI.  Over the next three months, AuraSound and ASI negotiated the various agreements and closed the ASI Transaction on July 31, 2010.

ACCOUNTING TREATMENT OF THE ASI TRANSACTION

The ASI Transaction has been accounted for as an acquisition which results in ASI Holdings being treated as being acquired by AuraSound, Inc. under purchase accounting.

CHANGE OF CONTROL

On July 10, 2010, AuraSound entered into and consummated a Securities Purchase Agreement with GGEC America, Inc., a California corporation (“GGEC America”), and its parent Guoguang Electric Company Limited, a Chinese corporation (“GGEC China”).  Pursuant to the Securities Purchase Agreement, AuraSound sold and issued to GGEC America (i) 6,000,000 shares of unregistered Common Stock, which, immediately following the consummation of the purchase, constituted approximately 55% of AuraSound’s issued and outstanding shares of Common Stock, (ii) a 3 year warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $1.00 per share, and (iii) a 3 year warrant to purchase 2,317,265 shares of Common Stock at an exercise price of $0.75 per share; for an aggregate purchase price of US $3,000,000 (the “GGEC Transaction”).  GGEC America paid the purchase price for the shares and warrants by cancelling $3,000,000 of indebtedness owed by AuraSound to GGEC America and GGEC China.  In addition, pursuant to the Securities Purchase Agreement, AuraSound issued 3 year warrants to a total of 5 officers, employees and consultants of AuraSound and GGEC America to purchase a total of 380,000 shares of Common Stock at an exercise price of $0.75 per share (the “Service Warrants”).  The warrants issued to GGEC and the Service Warrants are exercisable for cash only and will not be exercisable until AuraSound has increased its authorized Common Stock to a number sufficient to allow their full exercise.  We were not required to obtain the approval of our stockholders before entering into the GGEC Transaction.

As part of the GGEC Transaction, on July 8, 2010 two of our directors, Arthur Liu and Amy Liu, submitted their written resignations from our board of directors, effective as of the closing of the GGEC Transaction.  AuraSound’s two remaining directors, Robert Pearson and Judie Rothenberger, appointed two new directors designated by GGEC America, namely Robert Tetzlaff, the Chief Executive Officer of GGEC America, and Yu Zhang (a/k/a Kobe Zhang), the Secretary and a director of GGEC America, to serve until their earlier resignation or removal or until their successors are duly elected.

On July 10, 2010 AuraSound also entered into, and on July 31, 2010 it consummated, an Asset Purchase Agreement with ASI Holdings Limited, a Hong Kong corporation (“ASI Holdings”), and its wholly-owned subsidiary, ASI Audio Technologies, LLC, an Arizona limited liability company (“ASI Arizona”), pursuant to which AuraSound agreed to acquire substantially all the business assets and certain liabilities of ASI Holdings and ASI Arizona (the “ASI Transaction”).  AuraSound agreed to acquire substantially all the business assets and certain liabilities of ASI Holdings and ASI Arizona in consideration of the issuance to the 2 stockholders of ASI Holdings, namely Sunny World Associates Limited (“Sunny World”) and Faithful Aim Limited (“Faithful Aim”), of an aggregate of 5,988,005 shares of Common Stock, of which 5,389,204 shares of Common Stock have been issued to Sunny World and 250,000 shares of Common Stock have been issued to Faithful Aim, leaving a balance of 348,801 shares of Common Stock yet to be issued to Faithful Aim.  There was also the issuance to Sunny World of a 5 year warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $1.00 per share.  The warrant is exercisable for cash only, but may not be exercised until AuraSound has increased its authorized Common Stock to a number sufficient to enable the full exercise of all of AuraSound’s outstanding warrants and options and until certain vesting conditions of the warrant are satisfied.  As of the Record Date, GGEC controls 52% and Sunny World controls 3.9% of the voting power of AuraSound.  Prior to these transactions, Arthur Liu, our former Chief Executive Officer and Chief Financial Officer owned, directly or through an entity controlled by him, 2,456,876 shares, or approximately 44.6%, of our issued and outstanding Common Stock and voting power.  See the discussion below titled, “Security Ownership of Certain Beneficial Owners and Management”.  We were not required to obtain the approval of our stockholders before entering into the ASI Transaction.  ASI Holdings obtained the approval of its 2 stockholders before entering into the ASI Transaction.

As part of the ASI Transaction and upon its closing, Judie Rothenberger and Yu Zhang (a/k/a Kobe Zhang) resigned as directors and the remaining directors appointed Harald Weisshaupt, the Chief Executive Officer, founder and controlling stockholder of ASI Holdings, Tan Tung Tsui (a/k/a Danny Tsui), the General Manager of GGEC Hong Kong, a subsidiary of GGEC China, and Vidian Tran (a/k/a Vivian Tran), the Financial Manager of GGEC America to our board of directors.  In addition, upon the closing of the ASI Transaction, Harald Weisshaupt became the Chief Executive Officer and Chief Financial Officer of AuraSound.

On August 15, 2010, our board of directors appointed William H. Kurtz and Peter Andreyev to serve as directors.

The following persons now constitute AuraSound’s board of directors:

Tan Tung Tsui (a/k/a Danny Tsui) (Chairman)
Harald Weisshaupt
Robert Tetzlaff
Vidian Tran (a/k/a Vivian Tran)
Robert Pearson
William H. Kurtz
Peter Andreyev

INFORMATION ABOUT THE VOTING RIGHTS OF OUR STOCKHOLDERS
AND INFORMATION REGARDING THE MAJORITY STOCKHOLDER

Each share of our outstanding Common Stock is entitled to one vote.  Pursuant to our bylaws and NRS§78.390, a vote by the holders of at least a majority of our outstanding Common Stock is required to effect the action described below.

On November 11, 2010, we had 11,504,835 shares of Common Stock issued and outstanding and available to vote for the action discussed below.  The action required the approval of 5,752,418 shares.

Pursuant to NRS§78.320(2), the Majority Stockholder voted in favor of the action described below in a written consent dated November 11, 2010. GGEC America, Inc., the Majority Stockholder voted a total of 6,000,000 shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of January 16, 2011 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the number of securities and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.  Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all of the shares of Common Stock shown as beneficially owned by the stockholder.

The following table is based on a total of 16,644,039 shares of Common Stock outstanding as of January 16, 2011.  The numbers in the column titled “Number of Shares of Common Stock Beneficially Owned” include common stock and warrants that may be issued only after AuraSound has increased its authorized Common Stock to a number sufficient to enable the full exercise of all of AuraSound’s outstanding warrants and options.

Title of Class of Security	Name and Address	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock

	Officers, Directors and Director Designees

Common Stock	Harald Weisshaupt, Chief Executive Officer, Chief Financial Officer and Director	5,389,204 (1)	32.7%
Common Stock	Danny Tsui, Director	0	0
Common Stock	Robert Tetzlaff, Director	0	0
Common Stock	Vivian Tran, Director	20,000 (2)	*
Common Stock	Robert Pearson, Director	0	0
Common Stock	William H. Kurtz, Director	0	0
Common Stock	Peter Andreyev, Director	0	0

	All executive officers, executive officer designees, directors and Director Designees as a group	5,409,204	32.8%

	5% Holders
Common Stock	Arthur Liu	5,178,378 (3)	36.4%
Common Stock	InSeat Solutions, LLC	3,110,846 (4)	22.2%
Common Stock	Sunny World Associates Limited	5,389,204 (5)	32.7%
Common Stock	GGEC America, Inc.	14,317,265 (6)	72.3%
Common Stock	Vision Opportunity Master Fund	964,837 (7)	7.7%

*Less than 1%.

(1) These shares are held by Sunny World Associates Limited, which is controlled by Mr. Weisshaupt.  The Company has also issued a warrant to purchase 3,000,000 shares of Common Stock at a price of $0.75 per share to Sunny World Associates Limited, however this warrant is not reflected in the table as certain milestones must be met before any portion of the warrant shall vest. The warrant to purchase 3,000,000 shares may only be exercised once the milestones have been met and further may only be exercised once the number of authorized shares of Common Stock is increased.

(2) Represents a warrant to purchase 20,000 shares of Common Stock at a price of $0.75 per share that may be exercised once the number of authorized shares of Common Stock is increased.

(3) Includes 1,207,419 shares of Common Stock and a warrant to purchase 200,000 shares of Common Stock at a price of $0.75 per share held by Arthur Liu and 660,113 shares of Common Stock held by Arthur Liu Stock Trust, a trust controlled by Arthur Liu. The warrant to purchase 200,000 shares of Common Stock held by Mr. Liu may be exercised once the number of authorized shares of Common Stock is increased. Mr. Liu also holds voting and investment control over the securities owned by InSeat Solutions, LLC, which are included in this number.  Please see footnote 4 below.

(4) Includes 589,344 shares of Common Stock, a warrant to purchase 277,778 shares of Common Stock at a price of $0.50 per share and a warrant to purchase 2,243,724 shares of Common stock at a price of $0.50 per share held by Inseat Solutions LLC, an entity controlled by Arthur Liu. The warrants to purchase shares of Common Stock held by Inseat Solutions LLC may be exercised once the number of authorized shares of Common Stock is increased.

(5) See foonote (1) above.  The address of Sunny World Associates Limited is 8F, Richmond Commercial Building, 109 Argyle Street, Hong Kong.

(6) Includes 6,000,000 shares of Common Stock and warrants to purchase 6,000,000 shares of Common Stock at a price of $1.00 per share and 2,317,265 shares of Common Stock at a price of $0.75 per share.  The warrants to purchase shares of Common Stock held by GGEC America may be exercised once the number of authorized shares of Common Stock is increased. The address of GGEC America, Inc. is 1801 E. Edinger Avenue, Suite 255, Santa Ana, California 92705.

(7) Includes warrants to purchase 964,837 shares of Common Stock at a price of $0.50 per share.  The address of Vision Opportunity Master Fund Ltd. is 20 W. 55th Street, 5th Floor, New York, New York 10019.

Item 1 below describes the action that has been taken by our board of directors with the consent of the Majority Stockholder.  A copy of the resolution approved by the Majority Stockholder is attached to this information statement as Attachment 1.

ITEM 1

AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Our board of directors and the Majority Stockholder approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized Common Stock from 16,666,667 to 100,000,000.  There will be no change in the number of shares of authorized preferred stock.  We refer to the amendment in this discussion as the “Authorized Shares Amendment.” A copy of the Authorized Shares Amendment is attached to this information statement as Attachment 2.

The Authorized Shares Amendment will be implemented by filing it with the Secretary of State of Nevada.  Once we file the Authorized Shares Amendment, we will have 66,613,027 shares of authorized but unissued and unreserved Common Stock available for issuance.  The number of shares of authorized but unissued, undesignated and unreserved preferred stock available for issuance will remain at 3,333,333.

Reason for Amendment

Our Articles of Incorporation currently authorize only 16,666,667 shares of Common Stock.  As of the Record Date, 11,504,835 of these shares of Common Stock were issued and outstanding.  In addition, as of the Record Date, we have outstanding warrants that are exercisable for Common Stock, which if exercised in full would obligate us to issue an additional 16,942,934 shares of Common Stock.

We do not have adequate authorized unissued shares of Common Stock to enable the holders of our warrants to exercise them, nor would we be able to raise equity capital to fund our current operations and future growth, if we wished to do so.  Although, other than the warrants that have already been issued and the remaining balance of the Common Stock that will be issued to Faithful Aim Limited, as described in the section of this information statement titled “Change of Control”, we do not have any definitive plans or agreements in place for any issuances.  The unissued shares of Common Stock will be available for issuance if deemed advisable by our board of directors for various corporate purposes, including financing transactions, strategic transactions such as acquisitions, compensation of service providers and in connection with stock splits or dividends.  Please see the more detailed discussion below titled “Effect of the Proposal/Advantages and Disadvantages”.

Anti-takeover Effect of Amendment

The increase in our authorized Common Stock could make any attempt to gain control of our company more difficult, costly or time consuming and the availability of additional authorized and unissued shares might make it more difficult to remove management.  Please see the more detailed discussion below titled “Effect of the Proposal/Advantages and Disadvantages”.

The Authorized Shares Amendment was not adopted as a result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise.  As of the date of this information statement, neither our Articles of Incorporation or our bylaws contain provisions having an anti-takeover effect, the adoption of the Authorized Shares Amendment is not part of a plan by management to adopt a series of such amendments, and management does not intend to propose other anti-takeover measures.

Effect of the Proposal/Advantages and Disadvantages

During the next 12 months it is possible that we may wish to raise equity capital, acquire other businesses that are compatible with our business or enter into a joint venture, strategic partnership or other working relationships with one or more service providers in the audio speaker industry.  Any of these types of transactions may include the issuance of securities, including Common Stock, warrants or convertible promissory notes.  We want to be able to enter into financing transactions, acquisition transactions or other working relationships when and as we deem it advantageous.  If adequate shares of our Common Stock are not available when an opportunity presents itself, we may lose the opportunity.  If the Authorized Shares Amendment had not been approved, our board of directors would be required to obtain approval for each proposed issuance from our Majority Stockholder, and then provide an information statement to our remaining stockholders before the securities could be issued.  This would impede the ability of our board of directors to act quickly to consummate transactions requiring the issuance of our securities and would greatly increase our costs of doing business.  Furthermore, if the holders of our warrants wanted to exercise them, they are not able to do so.  Until we increase our authorized Common Stock, this will deprive us of the capital that could be raised from the exercise of the warrants.

On the other hand, the additional authorized and unissued shares of Common Stock may be issued by the board of directors to make any attempt to gain control of our company more difficult, costly or time consuming or to make it more difficult to remove management, even if it were in the best interests of the stockholders.  Shares of Common Stock could be issued by our board of directors to dilute the percentage of Common Stock owned by a significant stockholder, such as the Majority Stockholder, thereby making it difficult or impossible for the Majority Stockholder to retain control.  Issuing additional shares of Common Stock could also increase the costs associated with, or the number of voting shares necessary for, removing management or meeting the voting requirements imposed by Nevada law with respect to a merger, tender offer or proxy contest.  Our board of directors currently has no intention to issue shares of our Common Stock for any of these purposes.

Finally, the issuance of the newly authorized shares of Common Stock will dilute the percentage ownership of our current stockholders.

Limitations on the Adoption of the Authorized Shares Amendment

Our Common Stock is traded on the OTC Bulletin Board which is a quotation service, not an exchange.  The OTC Bulletin Board does not reserve the right to refuse to list or to de-list any stock which has unusual voting provisions that nullify or restrict voting nor does it have requirements calling for a stockholder vote on issuances of additional shares.

Section 78.390 of the Nevada Revised Statutes

Section 78.390 of the Nevada Revised Statutes permits the amendment of a corporation’s Articles of Incorporation to allow for an increase or decrease of the aggregate number of authorized shares of a class so long as the amendment is approved by the holders of at least a majority of the votes entitled to be cast on the amendment.

Effective Date

The Authorized Shares Amendment will become effective when we file it with the Nevada Secretary of State.  We intend to file the authorized shares amendment 20 days after the date on which this Information Statement is mailed to our stockholders.

Information about our Common Stock

The following is a summary of the rights of our Common Stock, which is qualified in its entirety by reference to our Article of Incorporation and bylaws.

Our authorized capital stock consists of 16,666,667 shares of Common Stock, $0.01 par value per share and 3,333,333 shares of Preferred Stock, $0.01 par value.  We have issued no shares of Preferred Stock.

Voting Rights

Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of our Common Stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividends

Subject to limitations under Nevada law and preferences that may apply to any shares of Preferred Stock that we may decide to issue in the future, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of the liquidation, dissolution or winding up of our business, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding Preferred Stock we may decide to issue in the future.

Rights and Preferences

Our Common Stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to our Common Stock.  The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Fully Paid and Non-Assessable

All outstanding shares of our Common Stock are validly issued, fully paid and non-assessable.

BUSINESS OF ASI HOLDINGS

ASI Holdings was incorporated under the laws of Hong Kong as a limited liability company in May 2007. ASI Audio Technologies LLC and ASI Holdings are engaged in the development, commercialization, and sales of audio products, sound systems, and audio components, in particular soundbars.

MARKET FOR THE COMMON EQUITY OF ASI HOLDINGS AND RELATED STOCKHOLDER MATTERS

There was no public market for ASI’s equity securities.  There were 2 holders of record of ASI’s common stock.  ASI never declared or paid any cash dividends.  ASI had no securities authorized for issuance under an equity incentive plan.

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in this discussion that are not historical facts are “forward-looking statements”. The words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “continue”, the negative forms thereof, or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements are identified by those words or expressions. Forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control.  Actual results, performance or achievements may differ materially from those expressed or implied by forward-looking statements depending on a variety of important factors, including, but not limited to, the continued global recession, which may impact the discretionary spending of consumers, the availability of financing, competition, the political, economic and legal environments related to doing business in Hong Kong, where the operations of ASI Holdings are based, foreign currency exchange, changes in governmental policies in Hong Kong or the United States with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, the ability of management to combine the operations of ASI Holdings with those of AuraSound, loss of a major customer or supplier and other risks and uncertainties.  ASI Holdings is not undertaking to update or revise any forward-looking statement, whether as a result of new information, future events or circumstances or otherwise.

ASI Holdings was incorporated under the laws of Hong Kong as a limited liability company in May 2007. ASI Audio Technologies LLC and ASI Holdings are engaged in the development, commercialization, and sales of audio products, sound systems, and audio components.

General

Net sales are comprised of gross sales less returns and cash discounts. Operating results are seasonal, with a greater percentage of net sales being earned in the first and second quarters of the fiscal year due to the fall and winter selling seasons.

Cost of goods sold consists primarily of material costs, direct labor, direct overhead, inbound freight and duty costs, warranty costs, sales commission and a reserve for inventory obsolescence.

Research and development costs consist primarily of costs related to new product commercialization including product research, development and testing.

Selling, general and administrative expenses consist primarily of non-marketing payroll and related costs and corporate infrastructure costs.

Critical Accounting Policies and Estimates

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using the significant accounting policies, practices and estimates described in Note 2 to the consolidated financial statements included as Attachment 3 to this information statement.

RESULTS OF OPERATIONS

Six Months ended June 30, 2010 as compared to Six Months ended June 30, 2009

During the six months ended June 30, 2010, net revenue from operations totaled $10,973,580, an increase of $2,963,740 or approximately 37% over net revenue of $8,009,840 received during the six months ended June 30, 2009.  The increase in net revenue was due to increased demand of soundbars driven by better performance and perceived value and obtaining a major customer.

Cost of revenue for the six months ended June 30, 2010 was $10,201,436 as compared to cost of revenue of $7,018,201 for the six months ended June 30, 2009, an increase of $3,183,235 or approximately 45.4%.  The increase in cost of revenue was directly related to the increase in revenue received during the period and greater input cost. Furthermore, ASI Holdings started selling repurposed B & C stock.

Gross profit for the six months ended June 30, 2010 was $772,144, as compared to $991,639 in gross profit for the six months ended June 30, 2009, a decrease of $219,495 or approximately 22.1%.  The decline in gross profit was due to greater input cost. Furthermore, the customer mix from 2009 to 2010 is significant. ASI Holdings started selling to a major customer in July 2009.

Operating expenses include both selling expenses and general and administrative expenses.  Operating expenses for the six months ended June 30, 2010 totaled $1,328,819 as compared to operating expenses of $1,022,467 for the six months ended June 30, 2009, an increase of $306,352 or approximately 30%.  The primary reason for the increase in operating expenses was due to an increase in selling expenses of $198,245, from $21,985 for the six months ended June 30, 2009 to $220,230 for the six months ended June 30, 2010.  This increase was due to the rental of a hub warehouse by ASI Holding  at a cost of approximately $200,000.

General and administrative expenses increased by $108,107, from $1,000,482 for the six months ended June 30, 2009 to $1,108,589 for the six months ended June 30, 2010.  The increase in general and administrative expenses was due to increased operational and salary expense.

As a result of the foregoing, loss from continuing operations increased by $525,846 or approximately 1,705.7%, from $30,829 for the six months ended June 30, 2009 to $556,675 for the six months ended June 30, 2010.

Other comprehensive loss, which was a result of losses incurred in foreign currency translation, was $25,431 for the six months ended June 30, 2010 as compared to $5,723 for the six months ended June 30, 2009.  The increase in foreign currency loss was due to our increased sales.

Liquidity And Capital Resources

As of June 30, 2010, current liabilities exceeded current assets by $3,613,883 compared to a deficit of $2,925,311 as of December 31, 2009.

Cash from operations during the six months ended June 30, 2010 was $1,411,269 as compared to net cash provided by operations of $354,042 during the same period in the prior year.  This was due primarily to increased operating cash flow due to better working capital management driven by delayed payments to vendors.

Cash used in investing activities for the six months ended June 30, 2010 was $62,092 as compared to cash used of $33,000 during the same period in the prior year.  Cash was used for the purchase of materials for product development such as tooling and IDs for new products.

Cash used in financing activities totaled $478,716 for the six months ended June 30, 2010 as compared to $143,695 used for the six months ended June 30, 2009.  Cash was used during both periods for the repayment of an installment loan.

ASI Holdings had net operating loss carry-forwards of approximately $3,593,799 as of June 30, 2010.  Based upon historical operating results, management determined that it cannot conclude that it is more likely than not that the deferred tax asset is realizable. Accordingly, a 100% valuation reserve allowance has been provided against the deferred tax benefit asset.

Fiscal Year ended December 31, 2009 as compared to the Fiscal Year ended December 31, 2008

During the fiscal year ended December 31, 2009, net revenue from operations totaled $20,579,309, an increase of $13,247,292 or approximately 180.7% over net revenue of $7,332,017 received during the fiscal year ended December 31, 2008.  The increase in net revenue was due to increased sales with existing customers and obtaining a major customer.

Cost of revenue for the fiscal year ended December 31, 2009 was $18,253,473 as compared to cost of revenue of $6,891,229 for the fiscal year ended December 31, 2008, an increase of $11,362,244 or approximately 164.9%.  The increase in cost of revenue was directly related to the increase in revenue received during the period.

Gross profit for the fiscal year ended December 31, 2009 was $2,325,836, as compared to $440,788 in gross profit for the fiscal year ended December 31, 2008, an increase of $1,885,058 or approximately 427.7%.  The increase in gross profit was due to increased revenue from existing customers and the acquisition of a new major customer.

Operating expenses include both selling expenses and general and administrative expenses.  Operating expenses for the fiscal year ended December 31, 2009 totaled $2,880,993 as compared to operating expenses of $2,832,047 for the fiscal year ended December 31, 2008, an increase of $48,946 or approximately 1.7%.  This small increase in operating expenses was due to an increase in selling expenses of $219,246, from $59,326 for the fiscal year ended December 31, 2008 to $278,572 for the fiscal year ended December 31, 2009.  This increase was due to the acquisition of a major customer.

General and administrative expenses decreased by $170,300, from $2,772,721 for the fiscal year ended December 31, 2008 to $2,602,421 for the fiscal year ended December 31, 2009.  The decrease in general and administrative expenses was due to laying off employees in the U.S. and reducing expenses to reduce cash outflow.

As a result of the foregoing, loss from continuing operations decreased by $1,743,668 or approximately 73%, from $2,391,259 for the fiscal year ended December 31, 2008 to $555,157 for the fiscal year ended December 31, 2009.

During the 2008 fiscal year, ASI Holdings incurred a loss from discontinued operations, including noncontrolling interest, of $4,939.  During the 2009 fiscal year, there was a gain on the disposal of a subsidiary in the amount of $22,277 but no similar gain during the fiscal year ended December 31, 2008.  Other comprehensive loss related to foreign currency translation of $615 during the fiscal year ended December 31, 2009 as compared to $448 for the fiscal year ended December 31,2008.

Net loss of the fiscal year ended December 31, 2009 was $646,668 as compared to a net loss of $2,417,552 for the fiscal year ended December 31, 2008.

Liquidity And Capital Resources

As of December 31, 2009, current liabilities exceeded current assets by $2,925,311 compared to a deficit of $2,278,028 as of December 31, 2008.

Net cash used in operations during the fiscal year ended December 31, 2009 was $733,902 as compared to net cash used by operations of $266,436 during the same period in the prior year.  Cash was used primarily to sustain daily operations and production.

Cash used in investing activities for the fiscal year ended December 31, 2009 was $897 as compared to cash used of $18,279 during the same period in the prior year.  Cash was used for the purchase of materials for product development such as tooling and IDs for new products.

Cash provided by financing activities totaled $787,448 for the fiscal year ended December 31, 2009 as compared to $231,992 of cash provided by financing activities during the period ended December 31, 2008.  During the 2009 fiscal year, cash in the amount of $859,285 and $820,776 was provided by an installment loan and continuing operations, respectively, and was offset by the payment of loans from related parties in the amount of $38,509 and cash used in financing activities of a disposed entity in the amount of $33,328.  During the fiscal year ended December 31, 2008, cash was provided by an installment loan, a loan from related parties, financing activities from continuing operations and financing activities of a disposed entity.

During the 2009 fiscal year, interest expense paid totaled $239,483 and related to the factoring program that was in place between ASI Holdings and HSBC Bank in Hong Kong.  During the 2008 fiscal year, interest expense totaled $14,294 and related again to the factoring program that was in place between ASI Holdings and HSBC Bank in Hong Kong.

ASI Holdings had net operating loss carry-forwards of approximately $2,930,658 as of December 31, 2009.  Based upon historical operating results, management determined that it cannot conclude that it is more likely than not that the deferred tax asset is realizable. Accordingly, a 100% valuation reserve allowance has been provided against the deferred tax benefit asset.

Risk Related to Concentration of Customers and Vendors

ASI Holdings had a concentration of customers during the six months ended June 30, 2010 which accounted for most of its sales. ASI Holdings had a concentration of customers during the year ended December 31, 2009 which accounted for most of its sales. The receivables due from these customers as of June 30, 2010 and December 31, 2009 totaled $4,963,217 and $4,555,259 respectively.

        ASI Holdings had a concentration of vendors during the six month period ended Junes 30, 2010, which accounted for most of the company’s purchases. During the year ended December 31, 2009 a concentration of vendors accounted for most of the company’s purchases. The amount due to these vendors as of June 30, 2010 and December 31, 2009 totaled $9,504,702 and $7,610,591 respectively.

Going Concern

The financial statements included in this information statement have been prepared in conformity with generally accepted accounting principles, which contemplated the continuation of ASI Holdings as a going concern. This basis of accounting contemplates the recovery of assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2009, ASI Holdings had incurred cumulative losses of $2,930,658 including net losses from continuing operations of $668.945 for the year ended December 31, 2009.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the past two fiscal years through the date of this information statement, ASI Holdings had no changes in or disagreements with Kabani & Company, Inc., its independent registered public accountants, on accounting and financial disclosure.

FINANCIAL STATEMENTS

The audited consolidated financial statements for the years ended December 31, 2008 and 2009, and the unaudited financial statements of ASI Holdings for the six-month periods ended June 30, 2010 and 2009 are attached to this information statement as Attachment 3 and the unaudited consolidated pro-forma statements of financial condition as of June 30, 2010 of AuraSound, Inc. are attached to this information statement as Attachment 4.

HISTORICAL AND PRO-FORMA INFORMATION

Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical per share data of AuraSound and ASI Holdings and combined per share data on an unaudited pro forma basis after giving effect to the Merger.  The following data should be read in conjunction with the separate historical consolidated financial statements of AuraSound and the historical consolidated financial statements of ASI Holdings.  The historical consolidated financial statements of ASI Holdings are included in this information statement.  The unaudited pro forma combined per share data do not necessarily indicate the operating results that would have been achieved had the merger been completed as of the beginning of the earliest period presented and should not be taken as representative of future operations.  Neither AuraSound nor ASI Holdings has declared or paid any cash dividends on its Common Stock.

AuraSound, Inc.	ASI Holdings Limited

Net loss from continuing operations per share,	Net loss from continuing operations per share,
Year ended June 30, 2010 $(0.48)	Year ended December 31, 2009 $(12.95)

Book value per share, June 30, 2010 $(1.39)	Book value per share, December 31, 2009 $(58.51)
June 30, 2010 $(72.28)

Pro forma net loss from continuing operations per share,	Pro forma net loss from continuing operations per share,
Year ended June 30, 2010 $(0.48)	Year ended June 30, 2010 $(13.77)

Pro forma book value per share,	Pro forma book value per share,
Year ended June 30, 2010 $(1.39)	Year ended June 30, 2010 $(72.28)

ATTACHMENT 1
WRITTEN CONSENT TO ACTION

WRITTEN CONSENT
OF THE
MAJORITY STOCKHOLDER
OF
AURASOUND, INC.,
a Nevada corporation

The undersigned, being the holder of a majority of the voting stock (“Majority Stockholder”) of Aurasound, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority granted by Section 78.320 of the Nevada Revised Statutes and the bylaws of the Corporation, do hereby adopt the following resolutions by written consent as of November 11, 2010.

AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS, the Board of Directors of the Corporation previously approved an increase in the number of authorized shares of the Corporation’s common stock, par value $0.01 per share, from 16,666,667 shares to 100,000,000 shares (the “Amendment”); and

WHEREAS, the Board has presented the Amendment to the Majority Stockholder for consideration and approval.

BE IT RESOLVED, that the Majority Stockholder hereby approve the Amendment, in the form set forth in Exhibit A attached hereto.

GENERAL AUTHORIZATION

RESOLVED, that any action or actions heretofore taken by any executive officer of the Corporation, for and on behalf of the Corporation, in connection with the foregoing resolutions are hereby ratified and approved by the Majority Stockholder.

 [SIGNATURE PAGE FOLLOWS]

This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute a single Written Consent.

IN WITNESS WHEREOF, the undersigned, being the holders of a majority of the voting stock of the Corporation, have executed this Written Consent on and effective for all purposes as of the date first written above.

MAJORITY STOCKHOLDER:

GGEC America, Inc.

/s/ Robert Tetzlaff
By:	Robert Tetzlaff
Its:	Chief Executive Officer
Shares of Common Stock: 6,000,000 Percentage Held: 52.2%

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aurasound, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of ARTICLE IV is hereby amended to read in full as follows:

“The authorized capital stock of this Corporation is 103,333,333 shares of capital stock, consisting of 100,000,000 shares of common stock with full voting rights and with a par value of $0.01 per share, and 3,333,333 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”).”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:            52.2%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

ATTACHMENT 2
AUTHORIZED SHARES AMENDMENT

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aurasound, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of ARTICLE IV is hereby amended to read in full as follows:

“The authorized capital stock of this Corporation is 103,333,333 shares of capital stock, consisting of 100,000,000 shares of common stock with full voting rights and with a par value of $0.01 per share, and 3,333,333 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”).”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:            52.2%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

ATTACHMENT 3
FINANCIAL STATEMENTS OF ASI HOLDINGS

ASI Holdings Limited

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
ASI Holdings Limited

We have audited the accompanying consolidated balance sheets of ASI Holdings Limited and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2009. ASI Holdings Limited and subsidiaries’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ASI Holdings Limited and subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses and insufficient capital raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
June 30, 2010

2

ASI Holdings Limited And Subsidiaries
Consolidated Balance Sheets

	As of December 31, 2009	As of December 31, 2008
ASSETS
Current Assets :
Cash and cash equivalents	$90,543	$32,870
Accounts receivable, net of allowance for bad debts	4,767,736	1,291,158
Inventories, net	1,709,107	68,535
Deposits	24,688	14,327
Prepayments	30,780	16,564
Total current assets	6,622,854	1,423,454

Property and equipment, at cost	39,115	38,217
Less : Accumulated depreciation	(15,466)	(3,184)
Property and equipment, net	23,648	35,033

Total assets	$6,646,503	$1,458,487

LIABLITIES AND STOCKHOLDERS’ DEFICIT
Current liabilites:
Secured bank overdraft	$28,923	$—
Short Term Loan	500,000	—
Accounts payable	7,684,336	3,202,510
Provision for warranty service	276,362	—
Accrued Expenses and other payable	577,825	329,372
Due to bank under factoring agreement	504,368	145,083
Due to Related Parties	—	71,837
Total Liabilities	9,571,814	3,748,801

Commitments and Contingencies

Stockholders’ Deficit :
Common Stock, $0.1282 par value;	6,410	6,410
Other Comprehensive loss	(1,063)	(448)
Accumulated deficit	(2,930,658)	(2,283,990)
Total	(2,925,311)	(2,278,028)
Non controlling interest in subsidiary	—	(12,287)
Total Stockholder’s deficit	(2,925,311)	(2,290,315)

Total liabilities and stockholders’ deficit	$6,646,503	$1,458,487

See accompanying notes to these consolidated financial statements

3

ASI Holdings Limited And Subsidiaries
Consolidated Statements of Operations

	For the years ended
	December 31, 2009	December 31, 2008
Net revenue	$20,579,309	$7,332,017

Cost of revenue	18,253,473	6,891,229

Gross profit	2,325,836	440,788

Operating expenses :
Selling expenses	278,572	59,326
General and administrative	2,602,421	2,772,721
Total operating expenses	2,880,993	2,832,047

Loss from Operations	(555,157)	(2,391,259)

Other income (expenses) :
Total other income (expenses)	(113,789)	(21,354)

Net Loss from continuing operations	(668,945)	(2,412,613)

Discontinued Operations :

Loss from operations of discontinued operations (including noncontrolling interest)	—	(4,939)
Gain on disposal of subsidiary	22,277	—

Net Loss	(646,668)	(2,417,552)

Other Comprehensive Income (loss) :
Foreign currency translation loss	(615)	(448)
Net comprehensive loss	$(647,283)	$(2,418,000)

See accompanying notes to these consolidated financial statements

4

ASI Holdings Limited And Subsidiaries
Consolidated Statements of Stockholders’ Equity (Deficit)
For the years ended December 31, 2009 and 2008

	Common Stock Shares	Amount	Other Comprehensive Loss	Non controlling Interest	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance December 31, 2007	50,000	$6,410	$—	$(9,560)	$133,562	$130,412

Foreign currency translation loss			(448)			(448)

Non controlling interest in subsidiary				(2,727)		(2,727)

Net loss for the year					(2,417,552)	(2,417,552)

Balance December 31, 2008	50,000	$6,410	$(448)	$(12,287)	$(2,283,990)	$(2,290,315)

Foreign currency translation loss			(615)			(615)

Disposal of subsidiary with noncontrolling interest				12,287		12,287

Net loss for the year					(646,668)	(646,668)

Balance December 31, 2009	50,000	$6,410	$(1,063)	$—	$(2,930,658)	$(2,925,311)

See accompanying notes to these consolidated financial statements

5

ASI Holdings Limited And Subsidiaries
Consolidated Statements of Cash Flows

	For the years ended
	December 31, 2009	December 31, 2008
Cash flows from operating activities
Net Loss from continuing operations	$(668,945)	$(2,412,613)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,282	3,184
Decrease / (Increase) in current assets:
Accounts receivable	(3,476,598)	(1,291,159)
Inventories	(1,640,572)	(68,535)
Other assets	(25,311)	(26,618)
(Decrease) / Increase in current liabilities:
Accounts payable	4,481,827	3,202,509
Warranty service reserve	276,362	—
Tax payables	974	1,699
Bank Payable	28,923	—
Accrued expenses	427,719	—
Other payables	(149,355)	325,711
Net cash used in operating activities from continuing operations	(732,674)	(265,821)
Net cash used in operative activities of entity disposed	(1,228)	(665)
Net cash provided by operating activities	(733,902)	(266,486)

Cash flows from investing activities
Acquisition of plant, property, and equipment	(897)	(38,217)
Net cash used in investing activities from continuing operations	(897)	(38,217)
Net cash provided by investing activities of entity disposed	—	19,938
Net cash used in investing activities	(897)	(18,279)

Cash flows from financing activities
Proceeds from (repayment of) installment loan	859,285	145,083
Payments to related parties	—	199
Proceeds from (payments to) related parties	(38,509)	—
Net cash provided by financing activities from continuing operations	820,776	145,282
Net cash provided by (used in) financing activities of entity disposed	(33,328)	86,710
Net cash provided by financing activities	787,448	231,992

Effect of exchange rate change on cash and cash equivalents	5,024	51,239
Net increase in cash and cash equivalents	57,673	(1,535)

Cash and cash equivalents, beginning balance	32,870	34,405
Cash and cash equivalents, ending balance	$90,543	$32,870

Supplement disclosure of cash flow information
Interest expense paid	$239,483	$14,294
Income taxes paid	$-	$-

See accompanying notes to these consolidated financial statements

6

ASI Holdings Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATIONS

General

ASI Holdings Limited (the Company or we/us/our) was incorporated under the laws of Hong Kong as a limited liability company in May 2007. The Company’s principle registered offices is located at Wanchai, Hong Kong.  The Company is engaged in the development, commercialization, and sales of audio products, sound systems, and audio components.

Basis of Presentation

The Company’s financial statements for all periods presented have been prepared in accordance with accounting principles generally accepted in the United States.  All significant inter-company transactions and accounts have been eliminated in the consolidation.  The functional currency is the Hong kong Dollar (HKD); however the accompanying financial statements have been translated and presented in United States Dollars (USD).

GOING CONCERN:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2009, the Company had incurred cumulative losses of $2,930,658 including net losses from continuing operations of $668.945 for the year ended December 31, 2009.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, (i) The company plans to raise additional capital by selling more shares to current shareholders and potential investors with a discount price (ii) The company also plans to borrow money from current shareholders and potential investors with an attractive interest rate. (iii) The company plans to reduce overhead and expenses by reducing unnecessary marketing and advertisement expenses, improving efficiency on distribution channel, freezing salary increase and laying off administrative staffs.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The accompanying consolidated financial statements for the period ended December 31, 2009 include the accounts of the Company and its wholly owned subsidiaries The Digital Experience Limited (a Hong Kong corporation) and ASI Audio Technologies L.L.C. The Digital Experience Limited was disposed on November 11, 2009, accordingly, the subsidiary’s  operating results for the period ending December 31, 2009 only reflect the indicated period and the balance sheet at December 31, 2009 does not include The Digital Experience Limited.  All material inter-company accounts have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Hong Kong Dollar (“HKD”). The financial statements of the Company are translated into United States dollars in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52 (ASC830), “Foreign Currency Translation”, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $1,063 and $448, respectively, was classified as an item of other comprehensive income in the stockholders’ deficit section of the consolidated balance sheet. For the years ended December 31, 2009 and 2008, accumulated other comprehensive income (loss) was $615 and $448, respectively.

7

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates. As of December 31, 2009 and 2008, the allowance for doubtful accounts amounted to  $554,763 and $554,763 respectively.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

Property and Equipment

Property, plant, and equipment, including leasehold improvements, are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets as follows:

Office equipment	5 years
Furniture and fixtures	5 years

Improvements to leased property are depreciated over the lesser of the life of the lease or the life of the improvements. Depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets. As of December 31, 2009 and 2008, the Company had net property, plant and equipment in the amount of $23,649 and $35,033 respectively consisting of the following:

	2009	2008
Office furniture and fixtures	$2,778	$2,778

Leasehold Improvements	23,822	23,822
Office Equipment	12,514	11,617
Total	39,114	38,217
Less accumulated depreciation	(15,466)	(3,184)
	$23,648	$35,033

Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Valuation of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (ASC 360), “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes the pronouncement “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144 (ASC 360), SFAS 144 (ASC 360), requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from our normal business activities. We place our cash in what we believe to be credit-worthy financial institutions. We have a diversified customer base. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

8

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin SAB 104 (ASC 605). Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Advertising Expense

Advertising costs are charged to expense as incurred and were immaterial for the years ended December 31, 2009 and 2008.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company utilizes SFAS No. 109 (ASC 740), "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASI Holdings Ltd has significant income tax net operating losses carried forward from prior years. Due to the uncertainty of the realizability of the related deferred tax asset, a reserve equal to the amount of deferred income taxes has been established at December 31, 2009 and 2008.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107 (ASC 825), “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (ASC 280), “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 (ASC 280) has no effect on the Company’s financial statements as the Company consists of one reportable business segment as of December 31, 2009 and 2008.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

9

Stock-based compensation

The Company records stock-based compensation expense pursuant to SFAS 123R (ASC 718), "Share Based Payment.”  SFAS 123R (ASC 718) requires companies to measure compensation cost for stock-based employee compensation plans at fair value at the grant date and recognize the expense over the employee's requisite service period. Under SFAS 123R (ASC 718), the Company’s expected volatility assumption is based on the historical volatility of Company’s stock or the expected volatility of similar entities. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock-based compensation expense is recognized based on awards expected to vest, and there were no estimated forfeitures as the Company has a short history of issuing options. SFAS 123R (ASC 718) requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

Warranty and Customer Support
The Company typically warrants its products against defects in materials and workmanship for a period of one year from the date of shipment. A provision for estimated future warranty and customer support is recorded when products are shipped. The provision of,warranty and customer support as of December 2009 and 2008 was $276,362 and 0 respectively.

  New Accounting Pronouncements

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In June 2009, the FASB issued ASC 860 (previously SFAS No. 166, “Accounting for Transfers of Financial Assets”) , which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued ASC 810 (previously SFAS No. 167) for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. This Statement shall be effective for reporting period that begins after November 15, 2009. The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued new guidance which is now part of ASC 105-10, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (ASC 105-10) (formerly Statement of Financial Accounting Standards No. 168),  establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles. ASC 105-10 is effective for interim and annual periods ending after September 15, 2009. The adoption of ASC 105-10 did not have a material impact on the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective from October 1, 2009, and do not have a significant impact on our consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

10

In October 2009, the FASB issued guidance on revenue recognition that will become effective for the Company beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. We believe adoption of this new guidance will not have a material impact on our financial statements.

Reclassifications:

For comparative purposes, the prior year’s consolidated financial statements have been reclassified to conform with report classifications of the current year.

NOTE 3 - INVENTORIES

Inventories at December 31, 2009 and 2008 consisted of the following:

	2009	2008
Finished Goods	$1,709,107	$68,535
Total	$1,709,107	$68,535

NOTE 4 -ACCRUED EXPENSES AND OTHER PAYABLE

Accrued expenses and other payable consisted of the following as of December 31, 2009 and 2008:

	2009	2008
Accrued consulting fees	$13,462	$-
Accrued interest	12,428	-
Accrued general and administrative expenses	346,058	-
Other	2,755	3,661
Accrued payroll	128	-
Tax payable	2,673	-
Other payable	176,356	325,711
Total	$577,825	$329,372

NOTE 5- DEBT AGREEMENTS

Factoring Line of Credit

ASI Holdings Ltd has entered into a factoring line of credit agreement with HSBC to factor purchase orders from two major customers under the agreement, the company is required to submit all sales invoices to HSBC. The payments from customers go directly to HSBC.  After repayment of funds drawn and service charges, the balance of funds (50% - 70%) received are credited to ASI Holdings Ltd.  As of December 31, 2009 and 2008 the company had outstanding balances of $504,368 and $145,083 respectively.  Amounts due the bank are secured by the uncollected accounts receivable.

The Company has entered into a letter of credit guaranty facility and a factoring and loan agreement with HSBC for major portion of its accounts receivable through March 6, 2008. HSBC has a security interest in all of the Company’s assets. It purchases and factors up to 70% of approved sales up to a $3 million limit. A factoring commission is charged based upon the invoice’s payment terms. Letters of credit guarantees are issued up to a $0.6 million limit with a fee of 0.90% charged upon their issuance.

Short Term Loan

On January 15, 2009 the Company entered into an Investment Agreement with Faithful Aim Limited whereby the amount of the loan will be converted into capital stock unless the acquisition of ASI by AuraSound is not consummated, in which case the loan will become a commercial loan with an interest rate of five percent.  As of December 31, 2009 the acquisition had not been consummated and the balance of $500,000 was considered an interest bearing note. ASI accrued interest of $12,500 on this note during the year ended December 31, 2009. The note is due in ten equal installments upon demand if the acquisition is not consummated.

11

Secured Bank Overdraft

On December 31, 2009, ASI had an overdraft due to HSBC of $28,923.  The overdraft is secured by accounts receivable of the Company and by the founders’ personal guarantee.  The amount has been reclassified as a current liability.

NOTE 6 - RELATED PARTY TRANSACTIONS AND COMMITMENT

Due to Related Parties amounted to $0 and $71,837 as of December 31, 2009 and 2008, respectively. The loan was from the shareholder for the purpose of working capital. The loans is interest free, due on demand and unsecured.

NOTE 7 - STOCKHOLDERS' EQUITY

Common Stock

At December 31, 2009 and 2008, the Company was authorized to issue 50,000 shares of $0.1282 par value common stock. There were 50,000 common shares issued and outstanding as of December 31, 2009 and 2008.

NOTE 8 - INCOME TAXES

The Company did not record any income tax expense due to net loss during the years ended December 31, 2009 and 2008.
A provision for income taxes has not been provided in these financial statements due to the net loss carry-forward. At December 31, 2009, the Company had net operating loss carry-forwards of approximately $2,930,658.

NOTE 9- MAJOR CUSTOMERS AND MAJOR VENDORS

The Company had one major customers during the year ended December 31, 2009 which accounted for 78% of its sales.  The Company had three major customers during the year ended December 31, 2008 which accounted for 22%, 19% and 17% of its sales respecitively. The receivables due from these customers as of December 31, 2009 and 2008 totaled $4,555,259 and $respectively.

The Company had one major vendor during the year ended December, 2009 which accounted for 93% of the Company’s purchases. During the year ended December 31, 2008 one major vendor accounted for over 95% of the Company’s purchases.  The amount due this vendor as of December 31, 2009 and 2008 totaled $7,610,591 and $5,339,358 respectively.

NOTE 10 - ENTITY DISPOSED

The Digital Experience Limited was disposed on November 11, 2009.

The components of loss from operations related to the entity disposed for the years ended December 31, 2009 and 2008 are shown below.

	2009	2008
Net sales	$-	$-

Cost of sales	-	-

Gross profit	-	-

Operating expenses
Selling expenses	-	-
Research & development expenses	-	7,670
General and administrative	-	-
Total operating expenses	-	7,670

Loss from operations	-	(7,670)

Non-operating expenses
Other income(loss)	-	5
Interest income	-	-

Net Loss before income tax	-	(7,665)

Non-controlling interest	-	(2,726-

Net loss from entity disposed	$-	$(4,939)

12

Assets and liabilities for the entity spun off as of September 30, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Assets
Other current assets	$-	$733
Total Assets	-	733

Liabilities
Account payable and accrued expenses	-	1,692
Due to related party	-	33,328
Total Liabilities	-	35,290

Net liabilities	$-	$(34,557)

NOTE 11.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in Hong Kong. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong, and by the general state of Hong Kong’s economy.

The Company's operations in Hong Kong are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency      exchange.  The Company’s results may be adversely affected by changes in governmental policies   with   respect   to   laws   and    regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company does not maintain fire, theft or liability insurance. The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; error and omissions and natural disasters.

NOTE 12. COMMITMENTS AND CONTINGENCIES

a) Operating Leases

Effective May 1, 2009 the Company entered into a two year lease agreement. The agreement contains a base rent escalation clause. The Company leases it office facility under a month-to-month rental agreement at $2,726 per month. For the year ended December 31, 2009 rent expense for the operating lease totaled $21,805.

The future minimum lease payments under non-cancelable leases are as follows:

2010	$ 32,708
2011	$ 10,903

b) Litigation

There was no litigation against the Company as of December 31, 2009.

13

ASI HOLDINGS LIMITED

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

June 30, 2010

Index to Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheet as of June 30, 2010 and December 31, 2009 (unaudited)	2
Condensed Consolidated Statement of Operations for the six months period ended June 30, 2010 and 2009 (unaudited)	3
Condensed Consolidated Statements of Cash Flows for the six months period ended June 30, 2010 and 2009 (unaudited)	4
Notes to Condensed Consolidated Financial Statements (unaudited)	5 to 11

ASI Holdings Limited
Condensed Consolidated Balance Sheets
(Unaudited)

	As of	As of
	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$272,432	$90,543
Accounts receivable, net of allowance for bad debts	5,404,565	4,767,736
Inventories, net	2,606,109	1,709,107
Deposits	46,029	24,688
Prepayments	16,982	30,780
Other receivables	6,664	-
Total current assets	8,352,781	6,622,854

Property and equipment, at cost	101,207	39,115
Less: accumulated depreciation	(50,960)	(15,466)
Property and equipment, net	50,247	23,649

Total assets	$8,403,028	$6,646,503

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Secured bank overdraft	-	28,923
Short term loan	500,000	500,000
Accounts payable	10,512,657	7,684,336
Provision for warranty service	469,365	276,362
Accrued expenses and other payable	509,237	577,825
Due to bank under factoring agreement	25,652	504,368
Total liabilities	$12,016,911	$9,571,814

Stockholders' deficit
Common stock, $0.1282 par value;	6,410	6,410
Other comprehensive loss	(26,494)	(1,063)
Accumulated deficit	(3,593,799)	(2,930,658)
Total stockholders' deficit	(3,613,883)	(2,925,311)

Total liabilities and stockholders' deficit	$8,403,028	$6,646,503

See accompanying notes to condensed consolidated financial statements.

2

ASI Holdings Limited
Condensed Consolidated Statement of Operations
(Unaudited)

	For Six Months Ending
	June 30, 2010	June 30, 2009
Net revenue	$10,973,580	$8,009,840
Cost of revenue	10,201,436	7,018,201
Gross profit	772,144	991,639

Operating expenses
Selling expenses	220,230	21,985
General and administrative	1,108,589	1,000,482
Total operating expenses	1,328,819	1,022,467

Loss from operations	(556,675)	(30,829)

Other expenses:
Factoring charges	106,465	-
Total other expenses	106,465	-

Net loss from continuing operations	(663,141)	(30,829)

Other comprehensive loss
Foreign currency translation Loss	25,431	5,723

Net comprehensive loss	$(688,571)	$(36,552)

See accompanying notes to condensed consolidated financial statements.

3

ASI Holdings Limited
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For Six Months Ended
	June 30, 2010	June 30, 2009

Operating activities:
Net loss from continuing operations	$(663,141)	$(30,829)

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	35,494	35,698
Increase in accounts receivable	(636,829)	(3,128,176)
Increase in inventory	(897,002)	(2,067,647)
Decrease in prepaid expenses	13,798	605
Increase in other receivable	(6,665)	-
Increase in deposits	(21,341)	(1,163)
Decrease non-controlling Interest	-	12,287
Increase in accounts payable	2,828,320	4,325,422
Increase/(decrease) in accrued expenses	(68,588)	642,893
Increase in warranty provision	193,003	105,960
Decrease related party	-	(71,837)
Decrease secured bank draft	(28,923)	-
Increase short term loan	-	500,000
Net cash provided by operating activities from continuing operations	1,411,269	354,042

Investing activities:
Acquisitions of property and equipment	(62,092)	(33,000)
Net cash used in investing activities	(62,092)	(33,000)

Financing activities:
Repayment of installment loan	(478,716)	(143,695)
Net cash used in financing activities	(478,716)	(143,695)

Effect of exchange rate change on cash and cash equivalents	(25,431)	(5,723)

Cash and cash equivalents, beginning balance	90,543	32,870
Cash and cash equivalents, ending balance	$272,432	$173,665

See accompanying notes to condensed consolidated financial statements.

4

ASI HOLDINGS LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - ORGANIZATION AND OPERATIONS

General

ASI Holdings Limited (the “Company” or “we”, “us” and “our”) was incorporated under the laws of Hong Kong as a limited liability company on May 22, 2007. The Company’s principle registered offices are located at Unit E-F, 10/F, Neich Tower, 128 Gloucester Road, Wanchai, Hong Kong. The Company is engaged in the development, commercialization, and sales of audio products, sound systems, and audio components.

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements for the period presented have been prepared in accordance with accounting principles generally accepted in the United States.  All significant inter-company transactions and accounts have been eliminated in consolidation.  The functional currency is the Hong Kong Dollar (HKD); however the accompanying financial statements have been translated and presented in United States Dollars (USD).

Going Concern:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through the six months ended June 30, 2010, the Company had incurred cumulative losses of $3,593,799 including net losses from continuing operations of $663,141 for the six months ended June 30, 2010.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements; (i) the Company plans to raise additional capital by selling more shares to current shareholders and potential investors with a discount price; (ii) the Company also plans to borrow money from current shareholders and potential investors with an attractive interest rate; (iii) the Company plans to reduce overhead and administrative expenses by reducing unnecessary marketing and advertisement expenses, improving efficiency on the distribution channel and negotiating favorable contracts.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The accompanying unaudited condensed consolidated financial statements for the six months period ended June 30, 2010 include the accounts of the Company and its wholly owned subsidiaries ASI Holdings Limited representative office in China and ASI Audio Technologies L.L.C.  All material inter-company accounts have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Hong Kong Dollar (“HKD”). The financial statements of the Company are translated into United States dollars in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52 (ASC830), “Foreign Currency Translation”, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At June 30, 2010 and 2009, the cumulative translation adjustment of ($25,431) and ($5,723), respectively, was classified as an item of other comprehensive income in the stockholders’ deficit section of the consolidated balance sheets. For the six month period ended June 30, 2010 and year ended December 31, 2009, accumulated other comprehensive income (loss) was ($26,494) and ($1,063), respectively.

5

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. As of June 30, 2010 and December 31, 2009, the cash and cash equivalents amounted to $272,432 and $90,543, respectively.

Accounts Receivable

The Company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customers’ or distributors’ compliance with our credit terms, the financial condition of the customers or distributors and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates. As of June 30, 2010 and December 31, 2009, the allowance for doubtful accounts amounted to $0 and $554,763, respectively.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets as follows:

Office equipment	5 years
Furniture and fixtures	5 years

Improvements to leased property are depreciated over the lesser of the life of the lease or the life of the improvements. Depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets. As of June 30, 2010 and December 31, 2009, the Company had net property, plant and equipment in the amount of $50,247 and $23,649, respectively, consisting of the following:

	June 30,	December 31,
	2010	2009
Office furniture and fixtures	$3,162	$2,778
Leasehold improvements	60,325	23,822
Office equipment	37,720	12,514
Total	101,207	39,114
Less accumulated depreciation	(50,960)	(15,466)
Total	$50,247	$23,648

Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Valuation of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (ASC 360), “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes the pronouncement “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144 (ASC 360) which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

6

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from our normal business activities. We place our cash in what we believe to be credit-worthy financial institutions. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized when it has evidence of an arrangement, a determinable fee, and when collection is considered to be probable and products are delivered.  This occurs upon shipment of the merchandise, which is when legal transfer of title occurs.

Warranty and Customer Support

The Company typically warrants its products against defects in materials and workmanship for a period of one year from the date of shipment. Reserves for sales allowances and customer returns are established based upon historical experience and management’s estimates of future returns.  Sales returns as of June 30, 2010 and 2009 were $506,269 and $105,960, respectively.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company utilizes SFAS No. 109 (ASC 740), "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASI Holdings Ltd has significant income tax net operating losses carried forward from prior years. Due to the uncertainty of the realizability of the related deferred tax asset, a reserve equal to the amount of deferred income taxes has been established at June 30, 2010 and December 31, 2009.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107 (ASC 825), “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (ASC 280), “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 (ASC 280) has no effect on the Company’s unaudited condensed consolidated financial statements as the Company consists of one reportable business segment as of June 30, 2010 and December 31, 2009.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

7

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

New Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU will not have a material impact on the Company’s condensed consolidated financial statements.

In October 2009, the FASB issued guidance on revenue recognition that will become effective for the Company beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. We believe adoption of this new guidance will not have a material impact on our financial statements.

Reclassifications:

For comparative purposes, the prior year’s consolidated financial statements have been reclassified to conform with report classifications of the current year.

NOTE 3 - INVENTORIES

Inventories at June 30, 2010 and December 31, 2009 consisted of the following:

	June 30,	December 31,
	2010	2009
Finished goods	$2,610,818	$1,709,107
Reserve for "C" stock returns	(4,709)	-
	$2,606,109	$1,709,107

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NOTE 4 -ACCRUED EXPENSES AND OTHER PAYABLE

Accrued expenses and other payable consisted of the following as of June 30, 2010 and December 31, 2009:

	June 30,	December 31,
	2010	2009
Accrued consulting fees	$-	$13,462
Accrued interest	18,222	12,428
Accrued general and administrative expenses	339,794	346,058
Other	337	2,755
Accrued payroll	-	128
Tax payable	-	2,673
Other payable	150,884	200,321
Total	$509,237	$577,825

NOTE 5- DEBT AGREEMENTS

Factoring Line of Credit

ASI Holdings Ltd has entered into a factoring line of credit agreement with HSBC to factor purchase orders from two major customers. Under the agreement, the Company is required to submit all sales invoices to HSBC.  The payments from customers go directly to HSBC.  After repayment of funds drawn and service charges, the balance of funds (50% - 70%) received are credited to ASI Holdings Ltd.  As of June 30, 2010 and December 31, 2009, the Company had outstanding balances of $25,652 and $504,368, respectively.  Amounts due the bank are secured by the uncollected accounts receivable. HSBC has a security interest in all of the Company’s assets. It purchases and factors up to 70% of approved sales up to a $3 million limit. A factoring commission is charged based upon the invoice’s payment terms. Letters of credit guarantees are issued up to a $1 million limit with a fee of 0.90% charged upon their issuance.

On July 20, 2010, the Company terminated the factoring line of credit agreement with HSBC and paid off its obligation of $25,652.

Short Term Loan

On January 15, 2009 the Company entered into an Investment Agreement with Faithful Aim Limited whereby the amount of the loan will be converted into capital stock unless the acquisition of ASI by AuraSound is not consummated, in which case the loan will become a commercial loan with an interest rate of five percent.  As of June 30, 2010 the acquisition had not been consummated and the balance of $500,000 is considered an interest bearing note. ASI accrued interest of $18,222 during the six months ended June 30, 2010. The note is due in ten equal installments upon demand if the acquisition is not consummated.

NOTE 6 - STOCKHOLDERS' EQUITY

Common Stock

At June 30, 2010, the Company was authorized to issue 50,000 shares of $0.1282 par value common stock. There were 50,000 common shares issued and outstanding as of June 30, 2010 and December 31, 2009.

NOTE 7 - INCOME TAXES

The Company did not record any income tax expense due to net loss during the interim period ended June 30, 2010.  A provision for income taxes has not been provided in these financial statements due to the net loss carry-forward. At June 30, 2010, the Company had net operating loss carry-forwards of approximately $3,593,799.

NOTE 8 – MAJOR CUSTOMERS AND VENDORS

The Company had a concentration of customers during the six months ended June 30, 2010 which accounted for most of its sales.  The Company had a concentration of customers during the year ended December 31, 2009 which accounted for most of its sales.  The receivables due from these customers as of June 30, 2010 and December 31, 2009 totaled $4,963,217 and $4,555,259 respectively.

9

The Company had a concentration of vendors during the six month period ended Junes 30, 2010, which accounted for most of the Company’s purchases.  During the year ended December 31, 2009 a concentration of vendors accounted for most of the Company’s purchases.  The amount due to these vendors as of June 30, 2010 and December 31, 2009 totaled $9,504,702 and $7,610,591 respectively.

NOTE 9- CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in Hong Kong. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong and by the general state of Hong Kong’s economy.

The Company's operations in Hong Kong are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in governmental policies   with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 10- COMMITMENTS

Operating Leases

Effective March 30, 2010 the Company entered into a three year, cancelable operating lease agreement for an office copy machine for $128 per month.

The future minimum lease payments under non-cancelable leases are as follows:

2010	$27,293
2011	$3,348
2012	$385

NOTE 11- SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 15, 2010, the date the financial statements were available to be issued.

On July 15, 2010, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) on July 10, 2010 with AuraSound, Inc., a Nevada corporation (“AuraSound”), and wholly-owned subsidiary ASI Audio Technologies, LLC, an Arizona limited liability company (“ASI Arizona”).  Pursuant to the Asset Purchase Agreement,  AuraSound agreed to acquire substantially all of the business assets and certain liabilities of the Company and ASI Arizona, in consideration of the issuance to the two shareholders of the Company of an aggregate of 5,988,005 shares (the “ASI Transaction Shares”) of unregistered common stock of AuraSound (“Common Stock”), and the issuance to Sunny World Associates Limited (“Sunny World”), the owner of 90% of the outstanding shares of the Company and controlled by the founder and Chief Executive Officer of the Company, Mr. Harald Weisshaupt, a five (5) year warrant to purchase an aggregate of 3,000,000 shares of Common Stock (the “ASI Warrant Shares”) at an exercise price of $1.00 per share (the “ASI Warrant”).

Pursuant to the Asset Purchase Agreement, Sunny World will receive 90% of the ASI Transaction Shares, and Faithful Aim Limited (“Faithful Aim”), the owner of 10% of the outstanding shares of the Company, will receive 10% of the ASI Transaction Shares, all subject to and in accordance with the APA Amendment (as defined in the paragraph below).

On July 31, 2010 (the “Closing Date”), the Company, AuraSound and ASI Arizona entered into Amendment No. 1 to the Asset Purchase Agreement (the “APA Amendment”), pursuant to which the parties agreed that only 500,000 of the ASI Transaction Shares would be released to the shareholders of the Company on the Closing Date, and the balance of 5,488,005 shares (the “Contingent Shares”) would be held in escrow by AuraSound’s outside legal counsel until (i) AuraSound or its manufacturer Guoguang Electric Company Limited, a Chinese corporation (“GGEC China”), or an affiliate of GGEC China, including, without limitation, GGEC America, Inc. (“GGEC”), obtains the license rights needed for AuraSound to manufacture and sell the Company’s products to the Company’s customers after the Closing Date, and  (ii) all of the members of AuraSound’s Board of Directors who have no beneficial ownership interest in the Contingent Shares approve the release of the Contingent Shares to the shareholders of the Company, which approval shall not be unreasonably withheld if the condition in the preceding clause (i) is satisfied.  The shareholders of the Company will have the right to vote their respective Contingent Shares notwithstanding that the Contingent Shares are held in escrow, until or unless the Contingent Shares are cancelled as contemplated in the following sentence.  If the conditions in the preceding clauses (i) and (ii) are not satisfied on or prior to the six month anniversary of the Closing Date, the Contingent Shares shall be deemed automatically cancelled in their entirety and the certificates representing the Contingent Shares shall be returned forthwith to AuraSound’s transfer agent for cancellation.

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On July 20, 2010, the Company terminated the factoring line of credit agreement with HSBC and paid off its obligation of $25,652.

Effective July 31, 2010 the Company changed its name from ASI Holdings Limited to DXP Holdings Limited.

Effective August 4, 2010 the Company entered into a 6 month lease agreement.  The base monthly rent per the rental agreement is $1,591 per month with an estimated $219 per month of additional building management fees and utilities.

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ATTACHMENT 4
PRO-FORMA FINANCIAL INFORMATION OF
AURASOUND, INC.

AURASOUND, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2010
(UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Condition and Statement of Operations have been derived from the audited consolidated financial statements of AuraSound, Inc. (“AuraSound” or the “Company”) as of June 30, 2010 and the unaudited financial statements of ASI Holdings Limited (a Hong Kong corporation) (“ASI Holdings”) as of June 30, 2010. The unaudited Pro Forma Statement of Financial Condition and Statement of Operations reflect the 100% acquisition of ASI Holdings by AuraSound under an asset purchase agreement. The Company has accounted for the acquisition under the purchase method of accounting for business combinations. The Pro-forma Statement of Financial Condition and Pro-forma Statement of Operations assumes the acquisition was consummated as of July 1, 2009, the beginning of AuraSound’s fiscal year.

The total purchase price consideration of $24,352,505 is based on the aggregate fair values of the total share issuance to the stockholders of ASI Holdings as of July 31, 2010.

The Pro-Forma Statement of Financial Condition and Statement of Operations should be read in conjunction with the consolidated financial statements of AuraSound, related notes to the financial statements, and the consolidated financial statements of ASI Holdings. The Pro-Forma statements do not purport to represent what the Company’s financial condition and results of operations would actually have been if the acquisition of ASI Holdings had occurred on the date indicated or to project the Company’s results of operations for any future period or date.  The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

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AURASOUND INC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO-FORMA STATEMENTS OF FINANCIAL CONDITION
AS OF JUNE 30, 2010

	Aurasound	ASI Holdings	Pro Forma		Pro Forma
ASSETS	June 30, 2010	June 30, 2010	Adjustment		Combined
Current assets:
Cash and cash equivalents	$129,939	$272,432	$-		$402,371
Accounts receivable, net	3,432,135	5,404,565	-		8,836,700
Inventories, net	537,198	2,606,109	-		3,143,307
Deposits	-	46,029	-		46,029
Prepayments	-	16,982	-		16,982
Other receivables	-	6,664	-		6,664
Total current assets	4,099,272	8,352,781	-		12,452,053

Property and equipment, net	106,465	50,247	-		156,712
Goodwill	-	-	12,149,476	(1)	12,149,476
Intangible assets, net	-	-	2,843,333	(1) (2)	2,843,333
Total assets	$4,205,737	$8,403,028	$14,992,809		$27,601,575

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short term loan	-	500,000	(500,000	)(3)	-
Accounts payable	6,916,004	10,512,657	-		17,428,661
Provision for warranty service	-	469,365	-		469,365
Accrued expenses	800,044	509,237	-		1,309,281
Notes payable	1,253,558	-	-		1,253,558
Due to officer	25,000	-	-		25,000
Note payable-related party	1,724,724	-	-		1,724,724
Due to bank under factoring agreement	-	25,652	-		25,652
Total liabilities	$10,719,330	$12,016,911	$(500,000)		$22,236,241

Stockholders' equity (deficit)
Preferred stock	-	-	-		-
Common stock	46,787	6,410	56,851	(1)	110,048
Other comprehensive loss	-	(26,494)	-		(26,494)
Retained earnings (deficit)	(6,560,380)	(3,593,799)	15,435,959	(1) (2)	5,281,780
Total stockholders' equity (deficit)	(6,513,593)	(3,613,883)	15,492,810		5,365,334
Total liabilities and stockholders' equity (deficit)	$4,205,737	$8,403,028	$14,992,810		$27,601,575

NOTES:
(1) Elimination of common stock and accumulated earnings of ASI Holdings before the acquisition and to record the purchase of ASI Holdings by Aurasound.
(2) Includes 1-year amortization totaling $956,667 of intangible assets acquired.
(3) Conversion of debt to common stock.

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AURASOUND INC AND SUBSIDIARIES
UNAUDITED CONSOLIDATED PRO-FORMA STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 2010

	Aurasound	ASI Holdings	Pro Forma		Pro Forma
	12 Months Ended June 30, 2010		Adjustment		Combined
Net revenue	$7,503,192	$23,543,049	-		31,046,241
Cost of revenue	7,388,488	21,436,708	-		28,825,196
Gross profit	114,704	2,106,341	-		2,221,045

Operating expenses:
Research & development	411,779	-			411,779
Selling, general and administrative	1,765,263	3,187,345	(956,667	) (2)	3,995,941

Total operating expenses	2,177,042	3,187,345	(956,667)		4,407,720

Loss from operations	(2,062,338)	(1,081,004)	956,667		(2,186,675)

Other income (expenses):
Interest expense, net	(176,609)	-	-		(176,609)
Factoring charges	-	(220,254)	-		(220,254)
Total other income (expenses)	(176,609)	(220,254)	-		(396,863)

Net loss from continuing operations	(2,238,947)	(1,301,258)	956,667		(2,583,538)

Discontinued operations:
Gain on disposal of subsidiary	-	22,277	-		22,277

Net loss	(2,238,947)	(1,278,981)	956,667		(2,561,261)

Other Comprehensive loss:
Foreign currency translation loss	-	(20,323)	-		(20,323)

Net comprehensive loss	$(2,238,947)	$(1,299,304)	$956,667		$(2,581,584)

Earnings per share

Weighted average shares - basic & diluted	4,678,662	50,000		(1)	11,004,835
Basic & diluted net loss per share	$(0.48)	$(25.99)			$(0.23)

NOTES:
(1) Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 50,000 shares as if outstanding as of July 1, 2009.
(2) Amortization expense of intangible assets acquired in acquisition for the 12 month period ended June 30, 2010.

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The total cost of acquisition is $24,352,505 which consists of common shares, warrants and assumed current non-interest bearing liabilities of ASI Holdings.

Total cost of acquisition:

Common share consideration		$10,779,849
Warrants to stockholder		3,060,000
Assumed current non-interest bearing liabilities		10,512,656
Total purchase price		$24,352,505

Allocation of cost of acquired entity:
Fair value of tangible assets		$8,403,029
Intangible assets:
Customer relationships	1,500,000
Non-compete	200,000
Trade name	1,600,000
Backlog	500,000
Total identified intangibles	3,800,000	3,800,000

Unallocated cost of acquisition to goodwill		12,149,476
		$24,352,505

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